                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT


                 STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 11, 1997, by and between Kings Road Entertainment, Inc., a Delaware corporation (the "Company") and Morgan Kent Group, Inc., a Delaware corporation ("Buyer").

                 WHEREAS, the Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act");

                 WHEREAS, the Company is authorized to issue up to 12 million shares of common stock, par value $.01 per share (the "Common Stock");

                 WHEREAS, Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, an aggregate of 6,374,007 shares of Common Stock (the "Stock"), for an aggregate purchase price as set forth herein;

                 WHEREAS, the Board of Directors of the Company has determined that it is advisable and for the benefit and in the best interests of the Company and its stockholders that Buyer purchase a controlling interest in the Company by means of the purchase of the Stock (the "Stock Purchase"), on the terms and conditions hereinafter set forth; and

                 WHEREAS, the Board of Directors of the Company approved this Agreement, the Stock Purchase and the other transactions contemplated hereby.

                 NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Company and Buyer hereby agree as follows:


                                   ARTICLE 1

                           PURCHASE AND SALE OF STOCK

                 SECTION 1.1 Purchase of Stock. The Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company the Stock at a purchase price of $2,967,738 (the "Purchase Price"). The issuance, sale and purchase of the Stock shall take place at the closing (the "Closing"). Subject to the satisfaction (or waiver) of the conditions thereto set forth in Sections 5 and 6 below, at the Closing the Company shall issue and sell to Buyer and Buyer shall purchase from the Company the Stock for the Purchase Price.





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                 SECTION 1.2      Form of Payment.  On the Closing Date (as
defined below), (i) Buyer shall pay the Purchase Price for the Stock to be issued and sold to it at the Closing by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed certificate(s) representing the number of shares of Stock which Buyer is purchasing, and (ii) the Company shall deliver such certificate(s) against delivery of payment of such Purchase Price.

                 SECTION 1.3 Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Sections 5 and 6 below, the date and time of the issuance and sale of the Stock pursuant to this Agreement (the "Closing Date") shall be 10:00 a.m. Eastern Standard Time on December 31, 1997 or such other mutually agreed upon time. The Closing shall occur on the Closing Date at the offices of Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022.

                 SECTION 1.4 Legends. The Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Stock):

                 "The Stock represented by this certificate has not been registered under the Securities Act of 1933, as amended. The Stock has been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the Stock under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

                 The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any shares of Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Stock is registered for sale under an effective registration statement filed under the 1933 Act or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Stock may be made without registration under the 1933 Act and such Stock is so sold or transferred or (c) such holder provides the Company with reasonable assurances that such Stock can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of shares of Stock acquired as of a particular date that can then be immediately sold. Buyer agrees to sell all shares of Stock, including those represented by a certificate(s) from which the





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legend has been removed, in compliance with applicable prospectus delivery requirements, if any.


                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to Buyer that:

                 SECTION 2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with the power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, used, operated and conducted. The Company has no Subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary. "Subsidiaries" means any corporation or other business entity, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                 SECTION 2.2 Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Stock in accordance with the terms hereof, (ii) the execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Stock) have been duly authorized by the Company's Board of Directors and the Majority Stockholder and no further consent or authorization by the Company, its Board of Directors or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                 SECTION 2.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 12 million shares of Common Stock of which 5,652,422 are issued and outstanding and 83,125 shares are reserved for issuance pursuant to the Company's stock option plans and (ii) 1,988,618 shares of Convertible Preferred Stock, par value $1.00 per share, consisting of 1,755,000 shares of Series A Convertible Preferred Stock and 233,618 shares of Series B Convertible Preferred Stock, of which no shares are issued and outstanding. Other than options to purchase 83,125 shares of Common Stock, there are no securities exercisable for, or convertible into or exchangeable for, shares of Common Stock. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid





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and nonassessable.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed on Schedule 2.3, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, rights, scrip rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Stock. The Company has furnished to Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

                 SECTION 2.4 Issuance of Shares. The Stock is duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights, or other similar rights of stockholders of the Company.

                 SECTION 2.5 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or result in a violation of any material law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected. The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, nor has the Company taken any action or failed to take any action that would





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give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or by which any material property or assets of the Company is bound or affected. The business of the Company is not being conducted in violation of any material law, ordinance or regulation of any governmental entity. Except as disclosed on Schedule 2.5 hereto, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except as disclosed on Schedule 2.5, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market ("Nasdaq") and, except as set forth in Schedule 2.5, has received no notice regarding the delisting or potential delisting of the Common Stock by Nasdaq.

                 SECTION 2.6 Reports; Financial Statements. Since May 1, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with (i) the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the "SEC Documents") and (ii) any other applicable state securities authorities. The Company has delivered to Buyer true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents, including all SEC Documents filed after the date of this Agreement and prior to the Closing Date, were or will be prepared in all material respects in accordance with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were or will be filed with the SEC, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been or will be prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be





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otherwise indicated in such financial statements or the notes thereto, or (ii)
in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present or will present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to April 30, 1997, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                 SECTION 2.7 Taxes. Except for such matters as are disclosed on Schedule 2.7, the Company has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of the Company, (a) all Taxes shown to be payable on such returns or reports that are due prior to the Closing Date have been paid or will be paid when due, (b) as of the date hereof and as of the Closing Date, no deficiency for any material amount of Tax has been asserted in an oral or written notice to the Company or assessed by a taxing authority against the Company, (c) all liability for Taxes of the Company that are or will become due or payable with respect to periods covered by the financial statements referred to in Section
2.6 hereof have been paid or adequately reserved for on such financial statements, and (d) to the Company's knowledge, no Tax return or reports of the Company are under examination. "Tax" or "Taxes" means any and all taxes, charges, fees and levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and iii) interest, penalties and additions to tax imposed with respect thereto.

                 SECTION 2.8 Board Recommendation and Consent of Majority Stockholder. The Board of Directors of the Company, at a meeting duly called and held, has by requisite vote under applicable laws (i) determined that this Agreement and the





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transactions contemplated hereby, including the Stock Purchase, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of the Company and (ii) resolved to recommend that the holders of the shares of Common Stock approve this Agreement and the transactions contemplated herein, including the Stock Purchase. The Company has received the irrevocable consent of the Majority Stockholder to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                 SECTION 2.9 Books and Records. The books of account and other financial records of the Company are in all material respect complete and correct, are maintained in accordance with good business practices and all Laws applicable to the Company, and are accurately reflected in the consolidated financial statements of the Company contained in the SEC Reports. The minute books of the Company contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of the Company. "Laws" shall mean all applicable federal, state, local or foreign laws, regulations or orders or any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal.

                 SECTION 2.10 Absence of Certain Changes. Since April 30, 1997, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or change by the Company in its accounting methods, principles or practices.

                 SECTION 2.11 Contracts. Listed on Schedule 2.11 hereto are all contracts and agreements of the Company which require or could result in the payment by or to the Company of more than $25,000 annually (the "Contracts"), whether oral (in which case a summary thereof should be provided) or written, in either case including, but not limited to, employment contracts, leases and management agreements. The Company has provided Buyer with a true and complete copy of each Contract. Each of the Contracts constitutes the valid and binding obligation of the Company and, to the Company's knowledge, the other party thereto, and is in full force and effect. The Company has performed and fulfilled all of its obligations under each of such Contracts required to be performed as of the date hereof, is not in default or material breach thereunder, and, to the knowledge of the Company, no other party is in default or material breach thereunder.

                 SECTION 2.12 Absence of Litigation. Except as disclosed in Schedule 2.12, there is no action, suit, claim, proceeding, inquiry or investigation at law or in equity (including actions or proceeding seeking injunctive relief) pending before or by any court, public board, government agency, self-regulatory





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organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company.

                 SECTION 2.13 No Materially Adverse Contracts. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or can reasonably be expected in the future to have a material adverse effect on the operations, assets, financial condition or prospects of the Company. The Company is not a party to any contract or agreement which in the judgment of the Company's officers has or can reasonably be expected to have a material adverse effect on the operations, assets, financial condition or prospects of the Company.

                 SECTION 2.14     Certain Transactions.  Except as set forth on
Schedule 2.14 and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 2.3, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors) including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                 SECTION 2.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Stock to Buyer. The issuance of the Stock to Buyer will not be integrated with any other issuance of the Company's securities (past, current or, to the extent under the control of the Company's stockholders and directors as of the date hereof, future) which requires stockholder approval under the rules of The Nasdaq Stock Market, Inc.

                 SECTION 2.16 No Brokers. The Company has taken no action which would give rise to any reasonable claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby whose commissions and fees will be paid for by the Company.

                 SECTION 2.17 Permits, Compliance. The Company is in possession of all material franchises, grants, authorizations,





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licenses, permits, casements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits. During the period commencing on April 30, 1997 and ending on the date hereof, the Company has received no notification with respect to possible conflicts, defaults or violations of applicable laws.

                 SECTION 2.18 Disclosure. To the Company's knowledge, all information relating to or concerning the Company set forth in this Agreement is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, no event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                 SECTION 2.19 Intellectual Property. To the Company's knowledge, the Company possesses all intellectual property rights necessary to conduct the business of the Company as it is being conducted on the date hereof, except to the extent that the failure to possess such intellectual property rights would not have a material adverse effect on the operations, assets, financial condition or prospects of the Company. To the Company's knowledge, the Company is not infringing upon, and has not been charged with the infringement or violation of, the intellectual property rights of any other party, except as disclosed on Schedule 2.12 and for matters not material to the Company.


                                   ARTICLE 3

                     BUYER'S REPRESENTATIONS AND WARRANTIES

                 Buyer represents and warrants to the Company that:

                 SECTION 3.1 Investment Purpose. As of the date hereof, Buyer is purchasing the Stock for its own account for investment only and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or exempt from the registration requirements thereof.

                 SECTION 3.2 Information. Buyer and its advisors, if any, have been furnished with all materials relating to the





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business, finances and operations of the Company and materials relating to the offer and sale of the Stock which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 2 above. Buyer understands that its investment in the Stock involves a significant degree of risk.

                 SECTION 3.3 Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Stock.

                 SECTION 3.4      Transfer or Resale.  Buyer understands that
(i) the Stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder or (b) Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule), (ii) any sale of such Stock made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, and in conformity with all Laws, the Stock may be pledged as collateral in connection with a bona fide margin account or any other lending arrangement.

                 SECTION 3.5 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with the power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, used, operated and conducted. Schedule 3.5 sets forth a list of all of the Subsidiaries of Buyer and the jurisdiction in which each is incorporated. Buyer and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the

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nature of the business conducted by it makes such qualification necessary.

                 SECTION 3.6 Authorization; Enforcement. (i) Buyer has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of the Agreement by Buyer and the consummation by it of the transactions contemplated hereby have been duly authorized by Buyer's Board of Directors and no further consent or authorization by Buyer, its Board of Directors or its shareholders is required, (iii) this Agreement has been duly executed and delivered by Buyer, and (iv) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                 SECTION 3.7 No Conflicts. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Buyer's Certificate of Incorporation or By-laws in each case as in effect on the date hereof or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Buyer or by which any property or asset of Buyer is bound or affected, where such conflict, violation, breach or default would have a material adverse effect on the operations, assets, financial condition or prospects of Buyer. Buyer is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and is not in default (and no event has occurred which with notice or lapse of time or both could put Buyer in default) under, nor has Buyer taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party or by which any material property or assets of Buyer is bound or affected where such violation, default, action or failure to take action would have a material adverse effect on the operations, assets, financial condition or prospects of Buyer. The business of Buyer is not being conducted in violation of any law, ordinance or regulation of any governmental entity where such violation would have a material adverse effect on the operations, assets, financial condition or prospects of Buyer. Except as specifically contemplated by this Agreement and not required under the 1933 Act and any applicable state securities laws, Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except as disclosed on Schedule 3.7, all consents, authorizations, orders, filings and registrations which Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Buyer is unaware of any facts or circumstances which might give rise to any of the foregoing.

                 SECTION 3.8 Disclosure. To Buyer's knowledge, all information relating to or concerning Buyer set forth in this Agreement is true and correct in all material respects and Buyer has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. To Buyer's knowledge, no event or circumstance has occurred or exists with respect to Buyer or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by Buyer but which has not been so publicly announced or disclosed.


                                   ARTICLE 4

                                   COVENANTS

                 SECTION 4.1 Affirmative Covenants of the Company. (a) The Company hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Closing Date unless otherwise expressly contemplated by this Agreement or consented to in writing by the other party, it will:

                                    (i)    operate its business only in the
usual and ordinary course consistent with past practices (except that the Company may make the Pre-Closing Distribution (as defined in Section 4.6 below) and may take any reasonable and lawful action outside the usual and ordinary course in connection with making the collections contemplated in clauses (B)(i) and (B)(ii) of such definition of Pre- Closing Distribution);

                                   (ii)    preserve substantially intact its
business organizations, maintain its rights and franchises, and otherwise operate its business in a manner that materially breaches no Contract;

                                  (iii)    maintain and keep its business
relationships intact and unimpaired, and its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

                                   (iv)    promptly advise the other party of
the commencement of, or threat of (to the extent that such threat comes to its knowledge), any claim, action, suit, proceeding or investigation against, relating to or involving it or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby;

                                    (v)    provide Buyer with unaudited
quarterly consolidated balance sheets and income statements and unaudited quarterly statements of cash position for each fiscal quarter following the date of this Agreement as soon as practicable following the end of each such fiscal quarter; and

                                   (vi)    promptly provide the other party
with copies of any and all reports or documents filed with the SEC.

                          (b)     The Company will cause its transfer agent to
make stock transfer records relating to, and stockholder lists of, the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

                 SECTION 4.2      Information Statement.    (a)     The Company
shall use its best efforts to file with the SEC, within ten business days after the date of this Agreement, an Information Statement (together with any amendment thereof or supplement thereto, the "Information Statement") prepared and filed with the SEC in accordance with the requirements of the 1934 Act and promptly take all action required by Delaware Law, the Nasdaq Stock Market, Inc. and its Certificate of Incorporation and By-Laws to consummate this Agreement and the transactions contemplated hereby. The Company shall give Buyer the opportunity to comment on the Information Statement prior to its filing with the SEC and delivery to the Company's stockholders, as applicable. As soon as practicable following clearance with the SEC, the Company shall mail the Information Statement to its stockholders.

                          (b)     The information supplied by the Company for
inclusion in the Information Statement (except to the extent such information was provided to the Company by Buyer) shall not, at the time the Information Statement is delivered to the Company's stockholders, or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Buyer for inclusion in the Information Statement (as defined below) (except to the extent such information was provided to Buyer by the Company) shall not, at the time the Information Statement is delivered to the Company's stockholders, or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder and the 1934 Act and the rules and regulations thereunder.

                 SECTION 4.3 Appropriate Action; Consents; Filings. (a) Each of the Company and Buyer shall use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate, satisfy the conditions to, and make effective the transactions contemplated by this Agreement, (ii) obtain from any governmental or regulatory authorities or other persons any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company and Buyer, as applicable, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Stock Purchase (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Stock Purchase required under (A) the 1933 Act and the 1934 Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law. The Company and Buyer, as applicable, shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Information Statement) in connection with the transactions contemplated by this Agreement.

                          (b)     Each of the Company and Buyer, as applicable,
agrees to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Stock Purchase or any other transactions contemplated by this Agreement, including, without limitation, by pursuing all available avenues of administrative and judicial appeal; provided, however, that in no event shall the Company or Buyer take, or be required to take, any action that would have a material adverse effect on the operations, assets, financial condition or prospects of the Company or Buyer, as the case may be.

                          (c)     Each of the Company and Buyer, as applicable,
shall give any notices to third parties, and use its best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (ii) disclosed or required to be disclosed on the Schedules hereto, (iii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (iv) required to prevent a material adverse effect on the operations, assets, financial condition or prospects of the Company or Buyer, as the case may be, from occurring prior to or after the Closing Date.

                          (d)     In the event that either the Company or
Buyer, as applicable, shall fail to obtain any third party consent described in subsection (c) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the parties hereto, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Closing Date, from the failure to obtain such consent.

                 SECTION 4.4 Public Announcements. The Company and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Stock Purchase and the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that no such disclosure shall be required if applicable Law, stock exchange requirements or the requirements of the NASD do not permit such prior consultation or impose timing obligations that would render such consultation impracticable.

                 SECTION 4.5 Nasdaq Listing. The Company shall use its best efforts to cause the shares of Common Stock to be issued in connection with the Stock Purchase to be approved for quotation on the Nasdaq SmallCap Market prior to the Closing Date or as soon as practicable thereafter.

                 SECTION 4.6 Negative Covenants of the Company. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Buyer (which consent shall not be unreasonably withheld), from the date of this Agreement until the Closing Date, the Company will not do any of the following:

                          (a)     (i)      increase the compensation payable to
or to become payable to any director, officer or employee; (ii) grant any severance or termination pay (other than pursuant to its normal severance policy as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee other than employment agreements entered into with the consent of Buyer, which consent shall not be unreasonably withheld; or (iii) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

                          (b)     declare or pay any dividend on, or make any
other distribution (however characterized) in respect of, outstanding shares of its capital stock, except for the Pre-Closing Distribution (as defined below) to be paid on a pro-rata basis to shareholders of the Company (other than Buyer) subsequent to the date of this Agreement but prior to the Closing Date;

                          (c)     (i)      redeem, purchase or otherwise
acquire any shares of its capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its capital stock or equity interest or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or stock purchase warrants referred to herein, in accordance with their terms or, in connection with the conversion of convertible debentures, in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                          (d)     (i)      issue, deliver, award, grant or
sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding stock options, stock purchase warrants or the conversion of outstanding convertible debentures, in accordance with their terms); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the stock options;

                          (e)     acquire or agree to acquire, by merging or
consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person;

                          (f)     sell, lease, exchange, mortgage, pledge,
transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets outside of the ordinary course of business;

                          (g)     propose or adopt any amendments to its
Certificate of Incorporation or By-Laws;

                          (h)     (i)      change any of its methods of
accounting in effect, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended April 30, 1997, except as may be required by Law or generally accepted accounting principles;

                          (i)     incur any obligation for borrowed money or
purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, of $25,000 or more;

                          (j)     enter into any material arrangement,
agreement or contract with any third party which requires the payment of the Company of in excess of $25,000;

                          (k)     amend any of the material terms or provisions
of its capital stock; and

                          (l)     discuss or enter into negotiations with any
entity (other than Buyer), or agree in writing or otherwise, to do any of the foregoing.

                 The "Pre-Closing Distribution" shall consist of (A) an aggregate of $2,492,922, the value of the Company's cash and marketable securities as of August 31, 1997, (B) plus, to the extent collected prior to the Closing, (i) an amount estimated to be approximately $187,000 owed to the Company by World Icon Distribution Enterprises C.V. and (ii) an amount estimated to be approximately $44,000 owed to the Company in connection with the sale of certain foreign licenses by Moonstone Entertainment, Inc., an agent of the Company, (C) less the aggregate amount of the costs associated with the preparation of the proxy statement and solicitation of stockholders to be effected in connection with the transactions contemplated hereby and the Company's legal fees and other expenses incurred in connection with the negotiation and consummation of the Stock Purchase.

                 SECTION 4.7 Access and Information. Between the date of this Agreement and the Closing Date or earlier termination of this Agreement, the Company shall (i) afford Buyer and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly to Buyer and its Representatives such information in its possession or control concerning its business, properties, contracts, records and personnel (including, without limitation, financial, operating and other data and information) as may reasonably be requested, from time to time, by Buyer. All of such data and information shall be subject to the terms and conditions of the confidentiality agreement each party signed for the benefit of the other party dated March 18, 1997 (the "Confidentiality Agreement").

                 SECTION 4.8 Confidentiality. The parties will comply with all of their respective obligations under the Confidentiality Agreement.

                 SECTION 4.9 Restrictions on Transfers by the Majority Stockholder. The Company shall obtain from the Majority Stockholder an executed agreement in form and substance satisfactory to Buyer that, except to the extent permitted in accordance with the volume limitations of Rule 144 of the 1933 Act, for a period of one year from the date hereof, the Majority Stockholder shall not directly or indirectly offer to sell, grant any option for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of any legal or beneficial interest in any shares of Common Stock, any securities convertible into or exercisable or exchangeable for shares of Common Stock, or any warrants, options or other rights to purchase, subscribe for, or otherwise acquire any shares of Common Stock (including, without limitation, any such shares, securities or rights that may be deemed to be beneficially owned by the Majority Stockholder in accordance with the Rules and Regulations of the SEC promulgated under the 1933 Act).

                 SECTION 4.10 Irrevocable Proxy of the Majority Stockholder. The Company shall obtain the irrevocable proxy of the Majority Stockholder appointing Buyer its attorney-in-fact with power and authority to vote the shares of Common Stock owned by it in favor of execution of this Agreement and the performance by the Company of the transactions contemplated hereby.

                 SECTION 4.11 Board of Directors. As soon as practicable following the Closing Date, the members of the Company's Board of Directors on the date hereof, other than Mr. Kenneth I. Aguado, shall resign, and Buyer (on its own behalf and as attorney-in-fact of the Majority Stockholder) shall elect Mr. Gerald Combs and a nominee of Mr. Gerald Combs, and shall re-elect Mr. Aguado, to serve on the Company's Board of Directors.


                                   ARTICLE 5

                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

                 The obligation of the Company hereunder to issue and sell the Stock to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                 SECTION 5.1 Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date and the Buyer shall have delivered to Company a certificate to that effect.

                 SECTION 5.2 Agreements and Covenants. The Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it in all material respects prior to the Closing Date and the Buyer shall have delivered to the Company a certificate to that effect.

                 SECTION 5.3 Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Stock Purchase shall have been obtained from all required governmental or regulatory authorities and any other third party.

                 SECTION 5.4 Opinion of the Buyer's Counsel. The Company shall have received an opinion, dated the Closing Date, of Werbel and Carnelutti, counsel to the Buyer, in form and substance reasonably satisfactory to the Company substantially in the form set forth as Exhibit 5.4.

                 SECTION 5.5 No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Stock Purchase illegal or otherwise prohibiting consummation of the Stock Purchase.

                 SECTION 5.6 Information Statement. Buyer shall have furnished to the Company all information relating to it required by law to be included in the Information Statement.


                                   ARTICLE 6

                  CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

                 The obligation of Buyer hereunder to purchase the Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

                 SECTION 6.1 Delivery of the Information Statement. The definitive Information Statement shall have been prepared and filed with the SEC and mailed to the Company's stockholders in accordance with the applicable rules and regulations of the SEC. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement, if any, shall have been obtained.

                 SECTION 6.2 Employment Agreement. The Company shall have entered into an employment agreement with Kenneth I. Aguado, substantially in the form of Exhibit 6.2 hereto.

                 SECTION 6.3 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date and the Company shall have delivered to Buyer a certificate to that effect.

                 SECTION 6.4 Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it in all material respects prior to the Closing Date and the Company shall have delivered to Buyer a certificate to that effect.

                 SECTION 6.5 Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Stock Purchase shall have been obtained from all required governmental or regulatory authorities and any other third party.

                 SECTION 6.6 Opinion of the Company's Counsel. Buyer shall have received an opinion, dated the Closing Date, of Guth Rothman & Christopher LLP, counsel to the Company, in form and substance reasonably satisfactory to Buyer substantially in the form set forth as Exhibit 6.6.

                 SECTION 6.7 No Material Adverse Effect. Since April 30, 1997, there shall have been no event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, properties, assets, business or operations of the Company, taken as a whole, at the time of such event, change or effect; provided, however, that for purposes of this Agreement, any change occurring between the date of this Agreement and the Closing Date in the amount of cash held by the Company as a direct result of payment of expenses relating to the Stock Purchase (including the Pre-Closing Distribution) shall not be deemed a material adverse effect, nor shall there have occurred prior to the Closing Date any change, occurrence or circumstance in the business, results of operations or financial condition of the Company likely to have, individually or in the aggregate, a material adverse effect.

                 SECTION 6.8 Certificates. In addition to the certificates referred to in Sections 6.3 and 6.4 hereof, Buyer shall have received such certificates from officers and representatives of the Company as it shall have reasonably requested.

                 SECTION 6.9 No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Stock Purchase illegal or otherwise prohibiting consummation of the Stock Purchase.


                                   ARTICLE 7

                                INDEMNIFICATION

                 SECTION 7.1 Indemnity by the Company. Until one year from the date hereof and to the extent set forth in Section 7.3 hereof, the Company agrees to indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, controlling persons (if any), employees, attorneys, agents, affiliates, partners and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement (including Buyer, the "Buyer Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses (collectively, "Losses") arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any other agreement executed and delivered by the Company hereunder or in connection herewith that remains uncured for a period of ten days following the delivery by a Buyer Indemnitee of written notice thereof to the Company and
(ii) any action by any stockholder of the Company relating to the Stock Purchase and the transactions contemplated hereby and thereby which, in either case, results in Losses to Buyer in excess of $75,000.

                 SECTION 7.2 Defense of Claims. Any Buyer Indemnitee (the "Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim and in no event later than one year from the date of this Agreement. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall not have the right to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder; provided, that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

                 SECTION 7.3 Indemnification Amount. In the event that Buyer has suffered Losses under Section 7.1, the Company shall issue to Buyer a number of additional shares of Common Stock equal to (A) the amount of Losses suffered by Buyer in excess of $75,000, (B) divided by $.4656.

                 SECTION 7.4 Composition of Board of Directors in Connection with Indemnification. In connection with any matter for which indemnification is sought or any proceeding for indemnification brought by a Buyer Indemnitee, the actions of the Company shall be controlled by those members of the Company's Board of Directors who were members of the Company's Board of Directors on the date of this Agreement and not by the entire Board of Directors on such date.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

                 SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                          (a)     by mutual written consent of the Company and
Buyer;

                          (b)     by Buyer, if any representation or warranty
made by the Company in this Agreement shall not have been true when made or the failure of the Company to satisfy its obligations under Articles 1 and 4 hereof, where such breach or failure results in Losses to Buyer in excess of $75,000 and which breach or failure has not been cured within ten days from the date written notice thereof is delivered to the breaching party by the other party;

                          (c)     by the Company, if any representation or
warranty made by Buyer in this Agreement shall not have been true when made and or the failure of Buyer to satisfy its obligations under Articles 1 and 4 hereof, which breach or failure has not been cured within ten days from the date written notice thereof is delivered to the breaching party by the other party;

                          (d)     by the Company or Buyer, if there shall be
any Order which is final and nonappealable preventing the consummation of the Stock Purchase, except if the party relying on such Order has not complied with its obligations under Article 4 hereof;

                          (e)     by the Company or Buyer, if the Closing Date
shall not have occurred before December 31, 1997; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party whose (or whose affiliates(s)) breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the proximate cause of, or proximately resulted in, the failure of the Closing Date to occur on or before such date; or

                          (f)     by the Company or Buyer at any time prior to
the Closing Date if (i) in the case of termination by Buyer, any of the conditions specified in Article 6 shall not have been met or waived prior to such time as such condition can no longer be satisfied or (ii) in the case of termination by the Company, any of the conditions specified in Article 5 shall not have been met or waived prior to such time as such condition can no longer be satisfied.

                 The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                 SECTION 8.2 Effect of Termination. Subject to the provisions of Section 9.1, in the event of the termination of this Agreement pursuant to Section 8.1, the parties to this Agreement shall have no rights and obligations hereunder; provided, however, that all rights and obligations pursuant to Sections 4.7, 4.8 and 8.5 hereof shall survive termination of this Agreement.

                 SECTION 8.3 Amendment. To the extent permitted by applicable law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                 SECTION 8.4 Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission on exercise or other indulgence.

                 SECTION 8.5 Fees, Expenses and Other Payments. (a) Except as provided in Section 8.5(c), all Expenses (as defined in paragraph (b) of this Section 8.5) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses.

                          (b)     "Expenses" as used in this Agreement shall
include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Information Statement, the communication with stockholders and all other matters related to the closing of the transactions contemplated herein.

                          (c)     If this Agreement shall be terminated by
Buyer pursuant to Section 8.1(b) or by the Company pursuant to Section 8.1(c), then the non-terminating party shall pay to the terminating party, in consideration of the time, effort and resources expended in connection herewith, an amount equal to the sum of $75,000, plus any fees or expenses incurred by the non-terminating party in connection with the collection of such amount (the "Collection Expenses"). The remedies set forth in this Section 8.5(c) shall be the sole and exclusive remedy of a party in the event of termination of this Agreement as described herein.

                          (d)     Any payment required to be made pursuant to
Section 8.5(c) shall be made to Buyer not later than three business days after delivery to the Company of notice of demand for payment and an itemization setting forth in reasonable detail all Collection Expenses, if any, and shall be made by wire transfer of immediately available funds to an account designated by the Buyer in the notice of demand for payment delivered pursuant to this Section 8.5(d).


                                   ARTICLE 9

                               GENERAL PROVISIONS

                 SECTION 9.1 Effectiveness of Representations, Warranties and Agreements. Except as may be limited as set forth in Article 7 and Section 8.2, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement, and shall survive until the first anniversary of the date of this Agreement.

                 SECTION 9.2 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                 If to the Company:

                          Kings Road Entertainment, Inc.
                          1901 Avenue of the Stars
                          Suite 1545
                          Los Angeles, California  90067
                          Attention: Kenneth I. Aguado
                          Fax: (310) 277-4468
                 with a copy to:

                          Guth Rothman & Christopher LLP
                          10866 Wilshire Boulevard
                          Suite 1250
                          Los Angeles, California  90024
                          Attention:  Theodore E. Guth, Esq.
                          Fax: (310) 470-8354

                 If to Buyer:

                          Morgan Kent Group, Inc.
                          545 Madison Avenue
                          14th Floor
                          New York, New York  10022
                          Attention:  J. Gerald Combs
                          Fax:  (212) 486-6972

                 with a copy to:

                          Werbel & Carnelutti
                          A Professional Corporation
                          711 Fifth Avenue
                          New York, New York 10022
                          Attention: Stephen M. Davis, Esq.
                          Fax: (212) 832-3353


                 Each party shall provide notice to the other party of any change in address.

                 SECTION 9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, Buyer may assign its rights hereunder to any of its "affiliates" as that term is defined under the 1934 Act that it controls or with respect to which it holds controlling voting or dispositive power, without the consent of the Company. Notwithstanding the foregoing or anything else contained herein to the contrary and in conformity with all applicable Laws, the Stock may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                 SECTION 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                 SECTION 9.6 Entire Agreement. This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement of the parties and supersedes all prior agreements, warranties, statements, promises, understandings and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

                 SECTION 9.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                 SECTION 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                 SECTION 9.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware.

                 SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 SECTION 9.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.





                  [Remainder of Page Intentionally Left Blank]

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.


                                       KINGS ROAD ENTERTAINMENT, INC.



                                       By:  /s/ Kenneth I. Aguado
                                           ----------------------------
                                           Name:  Kenneth I. Aguado
                                           Title: President



                                       MORGAN KENT GROUP, INC.



                                       By:  /s/ J. Gerald Combs
                                           ----------------------------
                                           Name:  J. Gerald Combs
                                           Title: President